SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

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☐	Preliminary Information Statement

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☒	Definitive Information Statement

APPLIED BIOSCIENCES CORP.
(Name of Registrant as Specified In Its Charter)

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APPLIED BIOSCIENCES CORP.

9701 Wilshire Blvd., Suite 1000

Beverly Hills, California 90212

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement is first being furnished on or about March 16, 2020 to the holders of record as of the close of business on March 16, 2020, of the common stock of Applied BioSciences Corp., a Nevada corporation ( the “Company”).

Stockholders of the Company holding an aggregate of 8,071,729 shares of common stock issued and outstanding as of March 14, 2020, have approved and consented in writing in lieu of a special meeting of the stockholders to the election of JJ Southard as a new director of the Company.

Such approval and consent constitute the approval and consent of a majority of the total number of shares of outstanding common stock of the Company and are sufficient under the Nevada Revised Statutes (“NRS”) and the Company’s Articles of Incorporation and Bylaws to approve the action. Accordingly, the action will not be submitted to the other stockholders of the Company for a vote, and this Information Statement is being furnished to stockholders to provide them with certain information concerning the action in accordance with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the regulations promulgated thereunder, including Regulation 14C.

ACTIONS BY CONSENTING STOCKHOLDERS

GENERAL

The Company will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of the Company’s common stock.

The Company will only deliver one Information Statement to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of the security holders. Upon written or oral request, the Company will promptly deliver a separate copy of this Information Statement and any future annual reports and information statements to any security holder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and any future annual reports and information statements to any security holder or holders sharing an address to which multiple copies are now delivered. You should direct any such requests to the following address: Applied BioSciences Corp., 9701 Wilshire Blvd., Suite 1000, Beverly Hills, California 90212, Attn: JJ Southard, Secretary. Mr. Southard may also be reached by telephone at (310) 356-7374.

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INFORMATION ON CONSENTING STOCKHOLDERS

Pursuant to the Company’s Bylaws and the Nevada Revised Statutes (“NRS”), a vote by the holders of at least a majority of the Company’s outstanding capital stock is required to effect the action described herein. the Company’s Articles of Incorporation, as amended, does not authorize cumulative voting. As of the record date, the Company had 14,100,959 shares of common stock issued and outstanding. The voting power representing not less than 7,050,480 shares of common stock is required to pass any stockholder resolutions. The consenting stockholders are the record and beneficial owner of 8,071,729 shares of common stock, which represents approximately 57.2% of the issued and outstanding shares of the Company’s common stock. Pursuant to Chapter 78.320 of the NRS, the consenting stockholders voted in favor of the action described herein in a written consent, dated March 14, 2020. No consideration was paid for any consent. The consenting stockholders’ names, affiliation with the Company, and their beneficial holdings are as follows:

Title of Class	Beneficial Holder and Affiliation	Shares Beneficially Held	Percentage

Anthony Lavalle	Non-affiliate	570,000	4.0%
Ben Williams	Non-affiliate	494,960	3.4%
Scott Stevens (1)	Director	490,000	3.4%
SBS Management (2)	Non-affiliate	650,000	4.5%
SBS Family Trust (3)	Non-affiliate	1,810,000	12.6%
Grays Peak Ventures (4)	Non-affiliate	1,491,955	10.4%
Grays Peak LLC (5)	Non-affiliate	100,000	0.7%
David Colodner	Non-affiliate	483,403	3.4%
Mark Lynn	Non-affiliate	403,100	2.8%
Guy Mirabello	Non-affiliate	490,841	3.4%
Jacob Gamble Living Trust	Non-affiliate	153,846	1.1%
Chris Bridges (9)	President and Director	371,124	2.6%
JJ Southard (10)	Secretary and Treasurer	400,000	2.8%
Touchstone Advisors LLC (11)	Non-affiliate	62,500	0.4%
The Entrust Group (12)	Non-affiliate	100,000	0.7%
	Totals	8,071,729	57.2%

______________

(1)	Appointed a Director on April 15, 2019.
(2)	Voting power held by Scott Stevens.
(3)	Voting power held by Scott Stevens.
(4)	Voting power held by Scott Stevens.
(5)	Voting power held by Scott Stevens.
(6)	Voting power held by Howard Tsung.
(7)	Voting power held by Rich Abbe.
(8)	Voting power held by Rich Abbe.
(9)	Appointed President on February 10, 2017, and appointed director on March 9, 2017.
(10)	Appointed Secretary and Treasurer on September 21, 2018.
(11)	Voting power held by Jonathan Destler.
(12)	Voting power held by Jonathan Destler.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

None.

PROPOSALS BY SECURITY HOLDERS

None.

DISSENTERS RIGHTS OF APPRAISAL

None.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 14, 2020, certain information regarding the ownership of the Company’s capital stock by each director and executive officer of the Company, each person who is known to the Company to be a beneficial owner of more than 5% of any class of the Company’s voting stock, and by all officers and directors of the Company as a group. Unless otherwise indicated below, to the Company’s knowledge, all persons listed below have sole voting and investing power with respect to their shares of capital stock, except to the extent authority is shared by spouses under applicable community property laws.

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Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (“SEC”) and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants or convertible securities exercisable or convertible within 60 days of March 14, 2020 are deemed outstanding for computing the percentage of the person or entity holding such options, warrants or convertible securities but are not deemed outstanding for computing the percentage of any other person, and is based on 14,100,959 shares of common stock issued and outstanding on a fully diluted basis, as of March 14, 2020.

Title of Class	Name and Address of Beneficial Owner (2)	Amount andNature of Beneficial Ownership	Percent of Common Stock (1)

Common Stock	Chris Bridges (3)	371,124	2.6%
Common Stock	John Brady (4)	2,061,000	14.6%
Common Stock	SBS Family Trust (5)	1,800,000	12.7%
Common Stock	Scott Stevens (6)	2,241,955	15.8%
Common Stock	Raymond Urbasnki (7)	25,000	*
Common Stock	JJ Southard (8)	400,000	2.7%
Common Stock	Michael Beaubaire (9)	0	*
All directors and executive officers as a group (5 persons)		6,899,079	47.6%

______________

(1)	Calculated based on 14,100,959 shares of common stock issued and outstanding on March 14, 2020.
(2)	Unless otherwise specified, the address of each of the persons set forth below is in care of the Company, at the address of: 9701 Wilshire Blvd., Suite 1000, Beverly Hills, California 90212.
(3)	Appointed President on February 10, 2017, and appointed director on March 9, 2017.
(4)

Appointed Secretary on October 3, 2016. Elected director on December 28, 2017, and appointed Treasurer on January 5, 2018. Resigned as Secretary and Treasurer on September 21, 2018. 1,561,000 shares held by John R. Brady Living Trust, and 400,000 shares held by Equinox Consulting LLC.

(5)	Voting control held by Scott Stevens. Mr. Stevens disclaims beneficial ownership.
(6)

Appointed a Director on April 15, 2019, and Chairman of the Board of Directors since May 17, 2019. 650,000 shares held indirectly by SBS Management, and 100,000 shares held indirectly by Grays Peak LLC, and 1,491,955 shares held by Grays Peak Ventures.

(7)

Appointed Chief Executive Officer and a Director since May 28, 2019. Also holds an option to purchase 333,334 shares of common stock, which has vested and may be exercised at any time at an exercise price of $1.23 per share.

(8)	Appointed Secretary and Treasurer September 21, 2018.
(9)	Appointed a Director on October 3, 2019.

*Less than 1%.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers for all services rendered in all capacities to us for the fiscal periods indicated during the fiscal years ended March 31, 2019 and 2018.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Non-Equity Incentive Option Awards ($)	Nonqualified Plan Compensation ($)	Deferred Compensation ($)	All Other Compensation ($)	Total ($)
Damian	2019	0	0	0	0	0	0	0	0
Marley (1)	2018	0	0	0	0	0	0	0	0

Chris	2019	0	0	(6)	0	0	0	0	0
Bridges (2)	2018	0	0	(6)	0	0	0	0	0

John	2019	0	0	(7)	0	0	0	0	0
Brady (3)	2018	0	0	0	0	0	0	0	0

Dan	2019	0	0	0	0	0	0	0	0
Dalton (4)	2018	0	0	0	0	0	0	0	0

JJ	2019	0	0	272,250 (8)	0	0	0	0	0
Southard (5)	2018	0	0	0	0	0	0	0	0

___________

(1)	Served as President and Chief Executive Officer from October 3, 2016 until February 10, 2017. Served as director from October 3, 2016, until March 5, 2018.
(2)	Appointed President on February 10, 2017, and appointed director on March 9, 2017.
(3)	Appointed Secretary on October 3, 2016. Elected director on December 28, 2017, and appointed Treasurer on January 5, 2018. Resigned as Secretary and Treasurer on September 21, 2018.
(4)	Served as Treasurer from October 3, 2016, to January 5, 2018.
(5)	Appointed Secretary and Treasurer on September 21, 2018.
(6)	Mr. Bridges received stock-based compensation for his services as a director.
(7)	Mr. Brady received stock-based compensation for his services as a director.
(8)	Fair value calculated based on the closing price of the common stock on the grant date.

Option Exercises and Fiscal Year-End Option Value Table.

There were no stock options exercised by the named executive officers as of the end of the fiscal period ended March 31, 2019.

Long-Term Incentive Plans and Awards

There were no awards made to a named executive officer, under any long-term incentive plan, as of the end of the fiscal period ended March 31, 2019.

We currently do not pay any compensation to our directors serving on our board of directors.

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STOCK OPTION GRANTS

The following table sets forth stock option grants and compensation or the fiscal year ended March 31, 2019:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Damian Marley (1)	-0-	-0-	-0-	$-0-	N/A	-0-	-0-	-0-	-0-

Chris Bridges (2)	-0-	-0-	-0-	$-0-	N/A	-0-	-0-	-0-	-0-

John Brady (3)	-0-	-0-	-0-	$-0-	N/A	-0-	-0-	-0-	-0-

Dan Dalton (4)	-0-	-0-	-0-	$-0-	N/A	-0-	-0-	-0-	-0-

JJ Southard (5)	-0-	-0-	-0-	$-0-	N/A	-0-	-0-	-0-	-0-

____________

(1)	Served as President and Chief Executive Officer from October 3, 2016 until February 10, 2017. Served as director from October 3, 2016, until March 5, 2018.
(2)	Appointed President on February 10, 2017, and appointed director on March 9, 2017.
(3)	Appointed Secretary on October 3, 2016. Elected director on December 28, 2017, and appointed Treasurer on January 5, 2018. Resigned as Secretary and Treasurer on September 21, 2018.
(4)	Served as Treasurer from October 3, 2016, to January 5, 2018.
(5)	Appointed Secretary and Treasurer on September 21, 2018.

DIRECTOR COMPENSATION

The following table sets forth director compensation or the fiscal year ended March 31, 2019:

Name	Fees Earned or Paid in Cash($)	Stock Awards ($)		Option Awards ($)	Non-Equity Incentive Plan Compensation($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total($)

Damian Marley (1)	-0-	-0-		-0-	-0-	-0-	-0-	-0-
Chris Bridges (2)	-0-	242,000	(4)	-0-	-0-	-0-	-0-	242,000
John Brady (3)	-0-	242,000	(5)	-0-	-0-	-0-	-0-	242,000

_____________

(1)	Served as President and Chief Executive Officer from October 3, 2016 until February 10, 2017. Served as director from October 3, 2016, until March 5, 2018.
(2)	Appointed President on February 10, 2017, and appointed director on March 9, 2017.
(3)	Appointed Secretary on October 3, 2016. Elected director on December 28, 2017, and appointed Treasurer on January 5, 2018. Resigned as Secretary and Treasurer on September 21, 2018.
(4)

$375,000 of stock-based compensation granted during the fiscal year ended March 31, 2018. Fair value of all stock grants to Mr. Bridges calculated based on the closing price of the common stock on the grant date.

(5)	Fair value of stock grant to Mr. Brady calculated based on the closing price of the common stock on the grant date.

We currently do not pay any compensation to our directors for serving on our board of directors.

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CHANGE IN CONTROL

To the knowledge of management, there are no present arrangements or pledges of securities of the Company which may result in a change in control of the Company

NOTICE TO STOCKHOLDERS OF ACTION APPROVED BY CONSENTING STOCKHOLDER

The following action was taken based the written consent of the consenting stockholders:

NOTICE TO STOCKHOLDERS OF ACTION APPROVED BY CONSENTING STOCKHOLDERS

The following action was taken based upon the written consent of the consenting stockholders:

ACTION 1

ELECTION OF DIRECTORS

Our Bylaws provide that our board of directors shall consist of a number of directors determined by our stockholders and that each director shall hold office until the next annual meeting of stockholders and until his or her successor shall have been elected and qualified, or until his or her earlier resignation, removal from office, or death.

Currently, our board of directors has five members (including JJ Southard). Under Nevada law, our Articles of Incorporation, as amended, and our Bylaws, a written consent of the majority of the voting power of our stockholders is sufficient to elect all nominees to our board of directors without the vote or consent of any other stockholders of the Company. On March 14, 2020, the consenting stockholders consented in lieu of an special meeting of stockholders to elect JJ Southard as a director of the Company until the next annual meeting of stockholders and until their respective successors are duly elected, or until their respective death or resignation or removal.

Nevada statutes provide that any action that is required to be taken, or that may be taken, at any annual or special meeting of stockholders of a Nevada corporation may be taken, without a meeting, without prior notice and without a vote, if a written consent, setting forth the action taken, is signed by the holders of outstanding capital stock having not less than the minimum voting power necessary to authorize such action. Our Bylaws require a majority of the voting power of a stockholder to execute a written consent in lieu of an annual meeting of stockholders. Because the consenting stockholders, the holders of 57.2% of the Company’s outstanding shares of common stock, have executed a written consent in lieu of an annual meeting of stockholders, no vote or consent of any other shareholder is being, or will be, solicited in connection with the authorization of the matters set forth in the written consent. Under Nevada law and our Articles of Incorporation, as amended, and our Bylaws, the voting power represented by the holder signing the written consent is sufficient in number to elect directors set forth in the written consent, without the vote or consent of any other stockholder of the Company.

INFORMATION REGARDING ELECTED DIRECTOR

JJ Southard, Age 42

Secretary, Treasurer and Director

JJ Southard has served as our Secretary and Treasurer since September 21, 2018. Since 2011, Mr. Southard has served as the Chief Executive Officer of Sand Gallery, Inc., a glass-blowing studio and art gallery, located in Steamboat Springs, Colorado, and founded by Mr. Southard. From 2008 until 2011, Mr. Southard founded and served as Chief Executive Officer of Natural Choice Co-Op, LLC, a cannabis dispensary located in Steamboat Springs, Colorado. In 2000, Mr. Southard obtained a Bachelor of Arts (Psychology) from University of Wyoming.

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INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

No director, person nominated to become a director, executive officer, promoter or control person of our company has, during the last ten years: (i) been convicted in or is currently subject to a pending a criminal proceeding (excluding traffic violations and other minor offenses); (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to any federal or state securities or banking or commodities laws including, without limitation, in any way limiting involvement in any business activity, or finding any violation with respect to such law, nor (iii) any bankruptcy petition been filed by or against the business of which such person was an executive officer or a general partner, whether at the time of the bankruptcy or for the two years prior thereto.

DIRECTOR INDEPENDENCE

Our board of directors is currently composed of five members, one of whom, Michael Beaubaire, qualifies as an independent director in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

CONFLICTS OF INTEREST

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our board of directors. The board of directors has not established an audit committee and does not have an audit committee financial expert, nor has the Board established a nominating committee. The board of directors is of the opinion that such committees are not necessary since the Company is an early development stage company and has only three directors, and to date, the directors have been performing the functions of such committees. Thus, there is a potential conflict of interest in that our director and officer has the authority to determine issues concerning management compensation, nominations, and audit issues that may affect management decisions.

Other than as described above, we are not aware of any other conflicts of interest of our executive officers and directors.

COMMITTEES AND CONFLICTS OF INTEREST

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors. The board of directors has not established an audit committee and does not have an audit committee financial expert, nor has the board of directors established a nominating committee. The Board is of the opinion that such committees are not necessary since the Company is an early business development stage company and has only three directors, and to date, such directors have been performing the functions of such committees. Thus, there is a potential conflict of interest in that our directors and officers have the authority to determine issues concerning management compensation, nominations, and audit issues that may affect management decisions.

There are no family relationships among our directors or officers. Other than as described above, we are not aware of any other conflicts of interest with any of our executive officers or directors.

Audit Committee

the Company does not maintain a standing Audit Committee. An audit committee typically reviews, acts on and reports to the board of directors with respect to various auditing and accounting matters, including the recommendations and performance of independent auditors, the scope of the annual audits, fees to be paid to the independent auditors, and internal accounting and financial control policies and procedures. All members of the board of directors act in the capacity of and perform the duties of an audit committee. Certain stock exchanges currently require companies to adopt a formal written charter that establishes an audit committee that specifies the scope of an audit committee’s responsibilities and the means by which it carries out those responsibilities. In order to be listed on any of these exchanges, the Company would be required to establish an audit committee. the Company is not listed on any stock exchange; the Company’s shares are quoted on the OTCQB tier of the OTC Markets Group, Inc.

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Compensation Committee

the Company does not maintain a standing Compensation Committee. Due to the Company’s capital restraints, our early operational state and the size of our current board of directors making constituting and administering such a committee excessively burdensome and costly, the board of directors has not established a separate compensation committee. All members of the board of directors must participate in a compensation award process. During the fiscal year ended March 31, 2017, no executive officer received any compensation from the Company.

Nominating Committee

the Company does not maintain a standing Nominating Committee and does not have a Nominating Committee charter. Due to the Company’s capital restraints, our early operational state and the size of our current Board of directors making constituting and administering such a committee excessively burdensome and costly, the board of directors has not established a separate nominating committee. As such, members of the board of directors generally participate in the director nomination process. Under the rules promulgated by the SEC, the board of directors is, therefore, treated as a “nominating committee”.

The board of directors will consider qualified nominees recommended by stockholders. Stockholders desiring to make such recommendations should submit such recommendations to the Company’s principal executive offices, at: the Company Corp., 9701 Wilshire Blvd., Suite 1000, Beverly Hills, California 90212, Attn: JJ Southard, Secretary. Mr. Southard may also be reached by telephone at (310) 356-7374. The board of directors will evaluate candidates properly proposed by stockholders in the same manner as all other candidates.

With respect to the nominations process, the board of directors does not operate under a written charter, but under resolutions adopted by the board of directors. The board of directors is responsible for reviewing and interviewing qualified candidates to serve on the board of directors, for making recommendations for nominations to fill vacancies on the board of directors, and for selecting the nominees for selection by the Company’s stockholders at each annual meeting. The board of directors has not established specific minimum age, education, experience or skill requirements for potential directors. The board of directors takes into account all factors they consider appropriate in fulfilling their responsibilities to identify and recommend individuals as director nominees. Those factors may include, without limitation, the following:

•

an individual’s business or professional experience, accomplishments, education, judgment, understanding of the business and the industry in which the Company operates, specific skills and talents, independence, time commitments, reputation, general business acumen and personal and professional integrity or character;

•	the size and composition of the board of directors and the interaction of its members, in each case with respect to the needs of the Company and its stockholders; and

•

regarding any individual who has served as a director of the Company, his or her past preparation for, attendance at, and participation in meetings and other activities of the board of directors or its committees and his or her overall contributions to the board of directors and the Company.

The board of directors may use multiple sources for identifying and evaluating nominees for directors, including referrals from the Company’s current directors and management as well as input from third parties, including executive search firms retained by the board of directors. The board of directors will obtain background information about candidates, which may include information from directors’ and officers’ questionnaires and background and reference checks, and will then interview qualified candidates. The board of directors will then determine, based on the background information and the information obtained in the interviews, whether to recommend that a candidate be nominated to the board of directors. We strongly encourage and, from time to time actively survey, our stockholders to recommend potential director candidates.

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Indebtedness of Directors and Executive Officers

None of our directors or officers or their respective associates or affiliates is indebted to us.

Family Relationships

There are no family relationships among our directors or executive officers.

Shareholder Communications with the Company’s Board of Directors

Any shareholder wishing to send written communications to the Company’s board of directors may do so by sending them to the Company’s principal executive offices, at: Applied BioSciences Corp., 9701 Wilshire Blvd., Suite 1000, Beverly Hills, California 90212, Attn: JJ Southard, Secretary. Mr. Southard may also be reached by telephone at (310) 356-7374.

Code of Ethics

Due to the current formative stage of the Company’s development, it has not yet developed, and has no current plan to adopt, a written code of ethics for its directors or executive officers.

ADDITIONAL INFORMATION

We are subject to the informational requirements of the Exchange Act, and in accordance therewith file reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q with the SEC. Copies of these documents can be obtained upon written request addressed to the SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C., 20549, at prescribed rates. The SEC also maintains a web site on the Internet (http://www.sec.gov) where reports, proxy and information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System may be obtained free of charge.

STATEMENT OF ADDITIONAL INFORMATION

The Company’s Annual Report on Form 10-K for the year ended March 31, 2019, and filed with the SEC on July 1, 2019; Quarterly Report on Form 10-Q for the quarter ended June 30, 2019 and filed with the SEC on August 14, 2019; Current Report on Form 8-K filed with the SEC on August 15, 2019; Current Report on Form 8-K filed with the SEC on September 13, 2019; Current Report on Form 8-K filed with the SEC on September 16, 2019; Current Report on Form 8-K filed with the SEC on October 7, 2019; Current Report on Form 8-K filed with the SEC on October 28, 2019; Quarterly Report on Form 10-Q for the quarter ended September 30, 2019 and filed with the SEC on November 14, 2019, Current Report on Form 8-K filed with the SEC on November 15, 2019; Quarterly Report on Form 10-Q for the quarter ended December 31, 2019, and filed with the SEC on February 18, 2020; and the description of the common stock of the Company set forth under the caption "Description of Securities to be Registered" in the Registrants's Registration Statement on Form S-1 (File No. 333-197443) as filed with the SEC on July 16, 2014.

The Company undertakes to mail to each person, including any beneficial owner of such person, to whom a copy of this Information Statement has been delivered, a copy of any and all of the documents referred to above that have been or may be incorporated by reference herein other than exhibits to such documents (unless such exhibits are specifically incorporated by reference herein).

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Information Statement shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Information Statement.

COMPANY CONTACT INFORMATION

All inquiries regarding the Company should be addressed to JJ Southard, Secretary, at the Company’s principal executive offices, at: Applied BioSciences Corp., 9701 Wilshire Blvd., Suite 1000, Beverly Hills, California 90212. Mr. Southard may also be reached by telephone at (310) 356-7374.

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